EXHIBIT 10.1.7

PLEDGE AGREEMENT

(ECEC Shareholders)

THIS PLEDGE AGREEMENT (this “Agreement”) dated as of June 29, 2015, is made by each of the parties set forth on Schedule A attached hereto and incorporated herein by reference (collectively, “Pledgors” and each a “Pledgor”), for the benefit of CIL&D, LLC, a Delaware limited liability company (together with its successors and assigns, “Lender”).

WHEREAS, Eagle Mountain Acquisition LLC, a Delaware limited liability company (“Borrower”), is a party to that certain Purchase and Sale Agreement dated as of June 25, 2015 (the “Purchase Agreement”) among Borrower, Lender, Eagle Mountain LLC, a Delaware limited liability company (“Holdco”), Kaiser Eagle Mountain, LLC, a Delaware limited liability company (“KEM”), and Eagle Crest Energy Company, a California corporation (“ECEC”), pursuant to which, among other things, Lender agreed to sell to Borrower 100% of the ownership interest in KEM; and

WHEREAS, as payment of the purchase price to Lender under the Purchase Agreement, Borrower executed and delivered to Lender (i) that certain promissory note in the initial principal amount of $4,250,000 (the “Senior Note”) and (ii) that certain promissory note in the initial principal amount of $19,000,000 (the “Junior Note” and together with, the Senior Note, the “Notes”), in each case of even date herewith in favor of Lender. Collectively, the payment obligations under the Notes are sometimes referred to herein as the “Loan”. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Notes; and

WHEREAS, each of the following (collectively, the “Guarantors”): (i) each Pledgor, (ii) ECEC, (iii) Holdco, and (iv) KEM, have executed and delivered to Lender a guaranty (collectively, the “Guaranties” and each, a “Guaranty”); and

WHEREAS, each Pledgor owns the shares of capital stock of ECEC (collectively, the “Equity Interests”), vested stock options and instruments or other rights of payment by ECEC, each as forth on Schedule A hereto (collectively, the “Pledged Interests”).

NOW, THEREFORE, as an inducement to Lender to enter into the Purchase Agreement and to accept the Notes, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1. Pledge of Pledged Interests. Each Pledgor hereby pledges to Lender, and grants to Lender a continuing security interest in the Pledged Interests, together with all distributions, interest, payments, proceeds, and any other sums due or to become due thereon, all instruments or other property at any time and from time to time received, receivable, or otherwise distributed in respect of (such as interests issued upon the exercise of any options, or a distribution, reclassification, readjustment, or other changes in the capital structure of the issuer of such Pledged Interests, or otherwise), or in exchange for any or all of such Pledged Interests, all general intangibles associated therewith, and all proceeds thereof (collectively, including the Pledged Interests, the “Collateral”) as security for the payment, performance and observance of (i) the obligations and liabilities of Pledgor under that certain Limited Recourse Guaranty of even date herewith made by Pledgor in favor of Lender (the “ECEC Pledgor Guaranty”), and under this Agreement, and (ii) all of Lender’s reasonable, out-of-pocket costs and expenses actually (including reasonable, out-of-pocket attorneys’ fees) actually incurred in connection with collection and enforcement with respect to any of the foregoing obligations and liabilities (collectively, the “Obligations”).

2. Equity Interest, Reclassifications, Etc. If any distribution, reclassification, readjustment, or other change is made or declared in the Pledged Interests, all new substituted and additional Equity Interests issued by reason of any such change shall be assigned and delivered by Pledgors to Lender and held by Lender as Pledged Interests under the terms hereof; provided, however, that nothing contained herein shall be deemed to permit any distribution, reclassification, readjustment, or other change, and provided further that nothing contained herein shall be deemed to permit any pledge, issuance, sale, or disposition of, or security interest in, any or all of the Pledged Interests, except as specifically permitted in this Agreement or otherwise permitted in writing by Lender.

3. Cooperation.

a. Lender’s Control. Pledgors hereby (i) elect to have such Equity Interests be deemed to be “securities” governed by Article 8 of the Commercial Code as adopted from time to time in the State of California (the “Code”), (ii) agree to comply with any “instructions” (as defined in Section 8102(a)(12) of the Code) originated by or on behalf of Lender without further consent of Pledgors, including, without limitation, instructions regarding the transfer, redemption or other disposition of the Pledged Interests or the proceeds thereof, including any distributions with respect thereto, (iii) acknowledge Lender’s intention to establish its control over the Pledged Interests for purposes of the provisions of Section 8106(c)(2) of the Code, (iv) shall cause ECEC to promptly note on its books the security interest granted under this Agreement, (v) agree that the Pledged Interests shall not be sold, transferred, assigned, encumbered or registered in the name of any other person without the prior written consent of Lender, which consent may be withheld in its sole discretion, and (vi) agree that upon an occurrence and continuation of an Event of Default, Lender or its successor, assign or designee, shall have the right to become and be admitted as a full shareholder of ECEC and to exercise all rights of a shareholder, including without limitation all voting rights, and to receive distributions and allocations from ECEC to the extent of the equity interest pledged by the applicable Pledgor, which rights shall be conferred and all title to such Pledged Interests shall transfer, immediately upon the exercise of Lender’s rights, without further action, approval or consent of any kind.

b. Additional Documentation. Each Pledgor agrees that all certificates or other instruments representing or evidencing the Pledged Interests shall be delivered to and held by Lender pursuant hereto and shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form attached hereto as Exhibit A or Exhibit B, all in form and substance reasonably satisfactory to Lender. Lender shall have the right, at any time after the occurrence and during the continuance of an Event of Default, in its discretion and without notice to Borrower, to transfer to or to register in the name of Lender, or any of its nominees, any or all of the Pledged Interests.

4. Representations, Warranties, and Covenants of Pledgor. Each Pledgor represents, warrants, and covenants to Lender solely for itself and not for any other Pledgor as follows:

(i) Pledgor holds the corresponding Equity Interests set forth on Schedule A, and Pledgors collectively are the sole legal and beneficial owners of the Pledged Interests free and clear of any lien except for the security interest created by this Agreement and the other Loan Documents;

(ii) Pledgor has full power and authority to enter into this Agreement;

(iii) there are no restrictions upon the voting rights (to the extent granted therein) associated with, or upon the transfer of, any of the Pledged Interests;

(iv) Pledgor has the right to vote (to the extent the Pledged Interest contain voting rights), pledge and grant a security interest in or otherwise transfer the Pledged Interests;

(v) no authorization, approval, or other action by, and no notice to or filing with, any United States governmental authority or regulatory body is required for the pledge of the Pledged Interests pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor;

(vi) each of the Pledged Interests are set forth on Schedule A; and

(vii) each of the Pledged Interests certificated as of the date hereof shall at all times remain certificated, and in connection herewith, Pledgor shall deliver such certificates to Lender endorsed to Lender in blank.

(viii) if any of the Pledged Interests which are not certificated as of the date hereof shall at any time become certificated, or if any of the vested stock options listed on Schedule A are exercised, Pledgor will immediately notify Lender and deliver such certificates to Lender endorsed to Lender in blank.

(ix) each Pledgor shall not enter into any agreements or instruments, that would (1) create or impose supermajority voting requirements in the organizational documents of ECEC, Holdco or Borrower (by the relevant governing body of such entity or by its equity owners) for any corporate or company action other than with respect to a vote on the filing of a voluntary bankruptcy (it being understood and agreed that a voluntary bankruptcy is any bankruptcy filing other than one made by a third party, unaffiliated creditor of ECEC, Borrower, Holdco, or after the Closing, KEM (each a “Buyer Party”), or an affiliate solely because of the non-payment of debt by a Buyer party or an affiliate); (2) dilute the ownership interests of a Pledgor in ECEC, result in the issuance of additional equity interests of any kind (whether or not convertible) other than pursuant to those vested stock options listed on Schedule 1 attached hereto, or cause ECEC to incur additional debt (except in the ordinary course of business) unless the holders of such additional equity interests or additional debt pledge such additional equity interests or subordinate such additional debt to Lender pursuant to an agreement substantially in the same form as this Agreement; provided, however, that if the proceeds of any such issuance of equity or incurrence of debt will be used to pay all amounts due with respect to the Senior Note in full, then such issuance and/or incurrence shall be permitted and the holders of such additional equity interests or debt shall not be required to pledge such additional equity or subordinated such additional debt as provided above in this clause (ix); (3) dilute the ownership interest of Borrower in KEM in any respect; or (4) result in the termination of the existence of any entity party to a Loan Document, whether by reorganization, winding up, merger, dissolution or otherwise.

5. Power of Attorney. Each Pledgor hereby irrevocably grants Lender a power of attorney, coupled with an interest, with respect to the Collateral for all purposes consistent with this Agreement. Said power of attorney shall include, but shall not be limited to, the power to transfer the Collateral, to execute in such Pledgor’s name instruments of conveyance or transfer with respect to all or any of the Collateral and to take such other action to enforce any of Lender’s rights hereunder or with respect to any of the Collateral.

6. Transfers and Other Liens. Each Pledgor agrees that it will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Interests without the prior written consent of Lender, which consent Lender may grant or withhold at any time in its sole and absolute discretion, or (ii) create or permit to exist any lien upon or with respect to any of the Pledged Interests, except for the security interest under this Agreement and the other Loan Documents.

7. Voting and Distribution Rights. Prior to the occurrence of an Event of Default, Pledgors shall have all voting and distribution rights, if any, in the Pledged Interests.

8. Mandatory Purchase of Interest in Note. For purpose of this Agreement, the term “ECEC Sellers” shall mean any one or more of Upfront III Ventures, L.P., Upfront III Partners, L.P., Upfront III, L.P., Stephen Lowe, Kristin Lowe, Lambda Investors LLC and Wex SP LLC, or any principal, member, shareholder or affiliate of any of them.

(a) Upon a sale, transfer or other conveyance of more than 33% of the fully-diluted equity interests in either ECEC or Holdco which are directly or indirectly owned by the ECEC Sellers, as a group, to a third party (excluding the other ECEC Sellers or any affiliates thereof), each of the ECEC Sellers making such sale, transfer or conveyance shall, contemporaneously with such sale, transfer or conveyance, purchase from Lender, pursuant to a form of participation agreement or other agreement reasonably acceptable to Lender and such ECEC Seller (each a “Note Purchase Agreement”), an interest in the Notes as follows (each a “Note Repurchase”):

(i) in the Senior Note, and

(ii) then in the Junior Note to the extent the Contribution Amount (as defined below) exceeds the amount then outstanding under the Senior Note,

in an amount equal to the dollar value such ECEC Seller is paid for such sale multiplied by the ratio of (A) the amount of such equity interests sold by such ECEC Seller over (B) the total amount of the equity interests in ECEC or Holdco, as applicable, held by all ECEC Sellers prior to such sale, transfer or other conveyance (the “Contribution Amount”).

(b) In connection with each Note Repurchase, such ECEC Seller shall become a lender under the Senior and/or Junior Notes (as applicable) and shall become a beneficiary of the Collateral Agreements then in effect, as set forth in the applicable Note Purchase Agreement.

(c) Notwithstanding the forgoing, regardless of any portion of the Notes sold to one or more of the ECEC Sellers, no such sale shall modify, amend or waive any provision of the Notes without the express written consent of Lender, which consent shall be at the sole and absolute discretion of Lender, unless 67% or more of the then outstanding interest in the Notes would be held by ECEC Sellers after such sale, in which case such consent shall not be unreasonably withheld, conditioned or delayed.

(d) Upon the execution of such Note Repurchase Agreement, Lender shall execute a release of any guaranty and pledge provided by the applicable ECEC Seller in a form reasonably acceptable to such ECEC Seller but only with respect to such equity interest sold, transferred or conveyed by such ECEC Seller. The guaranty and pledge of such applicable ECEC Seller with respect to any such equity interest not sold, transferred or conveyed by such ECEC Seller shall remain in full force and effect.

(e) Each Note Repurchase Agreement shall be on terms reasonably acceptable to both Lender and the applicable ECEC Seller, provided however that each Note Repurchase Agreement shall provide for the distribution of payments under the Note to the applicable ECEC Seller and to Lender on the same terms.

9. Event of Default. Each of the following shall be an event of default (“Event of Default”) hereunder:

(i) The failure by ECEC to cure a breach set forth in the Guaranty made by ECEC in favor of Lender thirty (30) days of such breach.

(ii) A breach by Pledgor in any material respect of the performance of the Guaranteed Obligations set forth in the ECEC Pledgor Guaranty.

(iii) The failure by any Pledgor to cure a breach of any provision set forth in this Agreement within thirty (30) days of receipt of written notice from Lender of the nature of such breach.

(iv) The commencement of any case, proceeding or other action against a Pledgor under any bankruptcy or other law for the relief of, or relating to, such Pledgor that is not dismissed within sixty (60) days from the commencement of such case, proceeding or action shall be an “Event of Default,” however only with regard to such Pledgor.

(v) Any Pledgor becoming insolvent or generally not paying or admitting in writing its inability to pay its debts as they become due, failing in business, being liquidated or dissolved, making a general assignment for the benefit of creditors, or voluntarily commencing any case, proceeding or other action under any bankruptcy or other law for the relief of, or relating to, any Pledgor shall be an “Event of Default,” however only with regard to such Pledgor.

(vi) The attachment of any involuntary lien of any kind or character to any of the Collateral and the continuance thereof for a period of ten (10) business days after the earlier of Pledgor having knowledge of such failure or Lender providing written notice thereof to Pledgor, unless such lien is contested by Pledgor and bonded in a manner reasonably acceptable to Lender within such ten (10) business day period.

(vii) ECEC transferring ownership of that certain license granted by the Federal Energy Regulatory Commission for the construction and operation of a planned hydro-electric, pumped-storage project to be located on portions of the property located at Eagle Mountain, Riverside County, California, as such project may be modified, amended or revised from time to time (the “FERC License”) to any person other than a wholly-owned subsidiary of ECEC; provided, that if ECEC transfers the FERC License to a wholly-owned subsidiary, a pledge of the equity interests of that wholly-owned subsidiary pursuant to terms substantially similar to this Agreement may be substituted for the pledge of the Pledged Interests by the Pledgors under this Agreement.

10. Remedies. At any time and from time to time during the continuance of an Event of Default, Lender shall have the right, but not the obligation to take one or more actions available to it whether under statute, at law or in equity, including without limitation any of the following actions:

(i) declare that the ownership of the Pledged Interests shall be immediately vested in Lender and may cause any or all of the Pledged Interests to be registered in its own name or in the name of any nominee or nominees; and, upon such declaration, shall be entitled to collect and receive all distributions, payments, and other distributions of any character, declared or paid on any of the Pledged Interests;

(ii) vote any or all Pledged Interests of any of the Pledged Interests and give all consents, waivers, and ratifications in respect thereof and otherwise act with respect thereto as though it was the absolute owner thereof; and

(iii) sell, assign, transfer, and deliver at any time the whole, or from time to time any part, of the Pledged Interests or any rights or interests therein, at public or private sale or in any other manner, at such prices on such terms as Lender may deem to be in its best interests, and either for cash, on credit, or for future delivery, at the option of Lender, upon five (5) days written notice, which each Pledgor agrees is commercially reasonable, addressed to each Pledgor at its last address on file with Lender. All proceeds of any sale of any of the Pledged Interests or any right or interests therein, and all distributions, payments, or other distribution received by Lender pursuant to the terms of this Section, shall be applied by Lender to the payment of the Obligations in such manner and order of priority as Lender shall determine, in its sole discretion. The surplus, if any, shall be paid to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

11. Miscellaneous.

a. Governing Law; Jurisdiction. This Agreement shall be governed by and construed according to the laws of the State of California, without giving effect to principles of conflicts of law.

b. Entire Agreement. This Agreement, together with the other Loan Documents, sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof, supersedes and rescinds any prior agreements relating to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties hereto.

c. Waiver; Remedies. No course of dealing among Pledgors and Lender nor any failure to exercise, nor any delay in exercising, on the part of Lender, any right, power, or privilege hereunder or under any of the Obligations, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies herein provided and provided under any of the Obligations are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law, including, without limitation, the rights and remedies of a secured party under the Code.

d. Notice. All notices or other written communications hereunder shall be delivered in accordance with Section 5.2 of the ECEC Pledgor Guaranty.

e. Assignment; Binding Nature. This Agreement shall inure to the benefit of Lender and shall be binding upon the heirs, legatees, successor and assigns of each Pledgor.

f. Recitals. Each of the Recitals set forth at the beginning of this Agreement are true and correct and are incorporated herein by reference.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

[SIGNATURE PAGE FOR EACH SHAREHOLDER GUARANTOR NOT ATTACHED FOR FILING.]

Eagle Crest Energy Company Shareholders Pledge Agreement

ACKNOWLEDGED & AGREED

EAGLE CREST ENERGY COMPANY, a California corporation

By:	/s/ Doug Divine
	Name:	Doug Divine
	Title:	Authorized Person

Address:

Eagle Crest Energy Company Shareholders Pledge Agreement